Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Jay Group:

We consent to the use of our report dated August 24, 2012, with respect to the combined balance sheets of The Jay Group as of December 31, 2011 and 2010, and the related combined statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Houston, Texas

October 11, 2012